UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                    FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     October 27, 2005 (October 24, 2005)
                                 ____________

                      DIALYSIS CORPORATION OF AMERICA
          (Exact name of registrant as specified in its charter)

           Florida                    0-8527                59-1757642
(State or other jurisdiction        (Commission           (IRS Employer
       of incorporation)             File Number)       Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD                21090
  (Address of principal executive offices)                 (Zip Code)

     Registrant's telephone number, including area code: (410) 694-0500

                                 ____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
----------------------------------------------------

     On October 24, 2005, Dialysis Corporation of America (the "Company") entered into a Credit Agreement with Keybank National Association ("Keybank"), pursuant to which Keybank will provide the Company with a secured revolving credit facility consisting of up to $15 million (the "Financing Agreement"). Available credit under this Financing Agreement is based on the assets of the Company. Loans may be obtained by the Company from time to time, maturing on October 24, 2008, by means of any combination of base rate loans and/or LIBOR loans. Interest on base rate loans is the Applicable Margin plus the Base Rate (as those terms are defined in the Financing Agreement). Interest on LIBOR loans is calculated on the Applicable Margin for LIBOR loans plus the LIBO Rate (as those terms are defined in the Financing Agreement). In each case, the interest is adjusted upon changes in the applicable rates. The Company has the right to convert base rate loans into LIBOR loans, and vice versa.

     The Financing Agreement provides for usual and customary affirmative and negative covenants and includes, customary events of default (subject to applicable grace periods) for credit facilities of this nature, and also provides that upon the occurrence of an event of default, payment of all amounts payable under the Financing Agreement may be accelerated and/or Keybank's commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the credit facility shall automatically become due and payable, and Keybank's commitments shall automatically terminate.

     The Company has pledged all of its ownership in its subsidiary companies (and those it will acquire in the future) to secure the new revolving loan credit facility. Further, all the wholly-owned subsidiaries of the Company have unconditionally guaranteed the Financing Agreement (as will any future wholly-owned subsidiaries).

     The proceeds of the Financing Agreement are intended to be used for development and acquisition of new dialysis centers, working capital needs, and for other general corporate purposes.

     The description provided above summarizes the Financing Agreement and related loan, pledge and guaranty documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     The information relating to the Company's entry into the Financing Agreement is set forth in Item 1.01 above, and is incorporated in this Item
2.03 by reference.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

         (10) Material Contracts

              (i) Credit Agreement between the Company and Keybank National Association dated October 24, 2005

              (ii)  Revolving Credit Note dated October 24, 2005.

              (iii) Guaranty of Payment by the Company's Wholly-Owned
                    Subsidiaries in favor of Keybank National Association dated October 24, 2005

              (iv) Pledge Agreement by the Company in favor of Keybank National Association dated October 24, 2005.

         (99) Additional Exhibits

             (i) Press Release dated October 27, 2005.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Stephen W. Everett
                                       By---------------------------------
                                          STEPHEN W. EVERETT
                                          President and Chief Executive
                                          Officer

Dated:  October 27, 2005



                               JAFFE & FALK, LLC
                              777 Terrace Avenue
                           Hasbrouck Heights, NJ 07604
                            Telephone: (201)288-8282
                            Facsimile: (201) 288-8208
                           Email: lej@jaffefalkllc.com

                                October 27, 2005

Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

 RE: Dialysis Corporation of America Current Report on Form 8-K
     Commission File No. 0-8527

Gentlemen:

     Enclosed for filing pursuant to the EDGAR system is the aforementioned company's Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act of 1934.

                                       Very truly yours,

                                       JAFFE & FALK, LLC

                                          /s/ Lawrence E. Jaffe
                                       By:--------------------------------
                                          Lawrence E. Jaffe
Enclosure
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